UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.)


                           Check the appropriate box:


     [ ] Preliminary Information Statement [ ] Confidential, for use of the
                        Commission only (as permitted by
                                Rule 14c-5(d)(2))
                      [X] Definitive Information Statement


                            CRIMSON EXPLORATION INC.
                (Name of Registrant as Specified in Its charter)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Age Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                       ---------------------------------------------------------

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                            CRIMSON EXPLORATION INC.
                     480 N. SAM HOUSTON PARKWAY E. SUITE 300
                              HOUSTON, TEXAS 77060

                              INFORMATION STATEMENT
                              DATED AUGUST 17, 2006


                    ----------------------------------------

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    ----------------------------------------

BACKGROUND

This Information Statement is being furnished to all holders of record of the common stock, par value $0.001 per share, of Crimson Exploration Inc. ("Crimson", the "Company", "we", "us" or "our"), Series G Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series G Preferred Stock") and Series H Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series H Preferred Stock") at the close of business on July 31, 2006.

Section 228(a) of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Our certificate of incorporation permits stockholders to take action by less than unanimous written consent if consented to by the board of directors in advance or permitted by the terms of any preferred stock designation, and our board of directors has adopted resolutions permitting action by written consent in connection with the matters covered by this Information Statement.

On August 1, 2006, one of our stockholders holding more than a majority of the outstanding shares of common stock, Series G Preferred Stock and Series H Preferred Stock, voting on an as-if converted to common stock basis, executed a written consent approving the amendment to our certificate of incorporation. This consent was executed following approval of the actions by our board of directors on July 28, 2006. Because the actions have been approved by the holders of the requisite number of outstanding shares of our capital stock that are entitled to cast votes, no other stockholder approval of these actions is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the actions described herein will be given to you.

This Information Statement is provided to our stockholders for informational purposes only, and you need not take any further action in connection with this Information Statement. We will bear all costs of preparing and delivering this Information Statement.

This Information Statement advises stockholders:

o that the board of directors adopted resolutions on July 28, 2006 to authorize an amendment to our certificate of incorporation to effect a reverse stock split of our common stock, pursuant to which any ten shares of issued and outstanding common stock on the date of the filing of the amendment to our certificate of incorporation would be combined into one share of common stock and to authorize us to file such amendment with the Secretary of State of the State of Delaware; and

o that the above-mentioned action was approved by written consent by OCM GW Holdings, LLC (the "Principal Stockholder"), the record holder at such time of 86,667 shares of the common stock, 76,700 shares of the Series G Preferred Stock and 2,000 shares of the Series H Preferred Stock, which held of record approximately 55.0% of the voting power of the outstanding capital stock entitled to vote on such matters.

The action described above will not become effective until 5:00 p.m., Central Standard time, on the day of the filing with the Secretary of State of the State of Delaware of the amendment to our certificate of incorporation, which will not occur before the date that is 20 days from the date of the mailing of this Information Statement.

This Information Statement is first being provided to the stockholders on or about August 23, 2006.

OUTSTANDING SHARES AND VOTING RIGHTS

Pursuant to our certificate of incorporation, we currently have authorized the issuance of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. The Series G Preferred Stock and Series H Preferred Stock are convertible into shares of common stock and vote together with the common stock on an as-if-converted to common stock basis. As of July 31, 2006, the Principal Stockholder was entitled to vote an aggregate of 50,392,744 "as converted" shares of common stock, including accumulated dividends on the Series G Preferred Stock of 4,837,822 equivalent shares of common stock. Each share of common stock entitles the holder to one vote with respect to the matters discussed in this Information Statement. The common stock, and the Series G Preferred Stock and the Series H Preferred Stock on an "as converted" basis, are referred to in this Information Statement as the "Voting Securities." Other than the common stock, the Series G Preferred Stock and the Series H Preferred Stock, we have no other Voting Securities.

As of close of business on the Record Date, we had 33,136,832 shares of common stock issued and outstanding, 8,000 shares of Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), issued and outstanding, 9,000 shares of Series E Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), issued and outstanding, 81,000 shares of Series G Preferred Stock issued and outstanding and 5,250 shares of Series H Preferred Stock issued and outstanding. Each share of common stock outstanding as of close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the common stockholders, and each share of Series G Preferred Stock and Series H Preferred Stock votes on an as-if converted to common stock basis, and is thus entitled to that number of votes equal to the number of shares of common stock into which such share of preferred stock may convert as of the Record Date including, with respect to the Series G Preferred Stock, accumulated dividends thereon.

This Information Statement is being mailed on or about August 23, 2006 to the holders of record of our capital stock as of close of business on the Record Date, which is July 31, 2006. Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent pursuant to Section 228 of the Delaware General Corporation Law. Pursuant to Section 213(b), our board of directors approved the matters set forth in this Information Statement on July 28, 2006 and set the Record Date as the next succeeding business day, or July 31, 2006, and, therefore, holders of record of the common stock, the Series G Preferred Stock and the Series H Preferred Stock as of the Record Date were entitled to consent to the actions described in this Information Statement.

The August 1, 2006 written consent of the Principal Stockholder referenced above and described in this Information Statement was executed by the Principal Stockholder holding shares of capital stock eligible to vote on those matters on the Record Date representing over 55.0% of the voting power of the Voting Securities. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

REQUIRED CONSENT

Consistent with Delaware law and under our bylaws and certificate of incorporation, stockholder approval of an action may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the board of directors has consented to the taking of such action by written consent. The board of directors approved the taking of action by written consent in connection with its approval of the matters set forth in this Information Statement on July 28, 2006. Under Delaware law, the affirmative vote of a majority of the outstanding voting power represented by our Voting Securities is required to approve an amendment to our certificate of incorporation.

                                  AMENDMENT TO
          CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

OVERVIEW

The Board of Directors of the Company (the "Board") has unanimously approved an amendment to our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-for-ten. The text of the form of amendment to our certificate of incorporation is attached to this information statement as Appendix A. In addition, the Board has recommended approval of the reverse stock split and determined that effecting such a reverse split is in the best interests of the Company, and the Principal Stockholder holding approximately 55.0% of the voting power of the Voting Securities has duly approved the one-for-ten reverse stock split. The reverse stock split will become effective at 5:00 p.m. Central Standard time on the day of the filing of the amendment to the Company's certificate of incorporation with the Secretary of State of the State of Delaware, which will not occur before the date that is twenty (20) days from the date of the mailing of this Information Statement.

As a result of the one-for-ten reverse stock split, each ten shares of outstanding common stock will be exchanged for one new share of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 210,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock and 200,000,000 shares of common stock. This amendment will not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock will remain at 210,000,000, consisting of 10,000,000 shares of preferred stock and 200,000,000 shares of common stock. The par value of the preferred stock and common stock will remain unchanged at $0.01 per share and $0.001 per share, respectively.

In addition to the 33,136,832 shares of common stock issued and outstanding on July 31, 2006, the Board has reserved up to approximately 84,673,812 shares of common stock which may be issued upon conversion of other classes of securities, including upon conversion of shares of the Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, and upon the exercise of warrants, options or rights, including options and rights granted under our stock option and incentive plans. Except with respect to the shares of common stock issuable upon conversion of the Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock at the request of the holder thereof, issuable in payment of dividends on the Series H Preferred Stock, or issuable upon the exercise, at the option of the holder, of any options or warrants, or in connection with equity financing activities or our director compensation plan, at present the Board has no other commitment to issue additional shares of common stock.

REASONS FOR THE REVERSE STOCK SPLIT

The Board believes that the increased market price of the common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

The Board has determined that the reverse stock split is advisable and in the best interests of the Company. Such determination was based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock.

EFFECTS OF THE REVERSE STOCK SPLIT

After the effective date of the reverse stock split, each stockholder will own a reduced number of shares of the common stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests, except to the extent that the reverse split results in any of the stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the reverse stock split (other than as a result of rounding up to the nearest whole share in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding Voting Securities immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding Voting Securities immediately after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split.

The approximate number of shares of our common stock that will be outstanding as a result of the reverse stock split, based on 33,136,832 shares of our common stock issued and outstanding as of July 31, 2006 and without accounting for fractional shares which will be rounded up to the nearest whole share, will be 3,313,832. Approximately 8,467,382 shares will be reserved for issuance pursuant to the outstanding options, warrants or Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and for future issuances under our equity incentive plans.

Although the reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in us (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws. We currently do not have any plans to issue additional shares of common stock, other than upon conversion of, or in payment of dividends on, the outstanding shares of Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, or upon exercise of outstanding options and warrants and pursuant to our director compensation plan.

The reverse stock split will reduce the number of shares of common stock available for issuance under our 2005 Incentive Plan in proportion to the one for ten exchange ratio. There are also certain outstanding stock options and warrants to purchase shares of common stock, as well as all of our outstanding preferred stock, which are convertible into or exchangeable for shares of common stock. Under the terms of the outstanding stock options and warrants and our preferred stock, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise or conversion of such stock options, warrants and preferred stock in proportion to the one for ten exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise or conversion price of such outstanding stock options, warrants and preferred stock. None of the rights currently accruing to holders of our common stock, options, warrants or preferred stock would be affected by the reverse stock split.

The reverse stock split will increase the number of stockholders of Crimson who own "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the common stock under the Exchange Act. Following the reverse stock split, the common stock will continue to be quoted on the OTCBB; however, a new trading symbol will be assigned to the Company.

EFFECTIVE DATE

The reverse stock split will become effective as of 5:00 p.m. Central Standard time on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the one-to-ten reverse stock split ratio.

FRACTIONAL SHARES

Our transfer agent may act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the "exchange agent."

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional share by rounding up to the nearest whole number of shares.

EXCHANGE OF STOCK CERTIFICATES

After the effective date of the reverse stock split, holders of pre-reverse split shares may surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s). Stockholders should not destroy any stock certificate which after the reverse stock split will represent that number of shares into which the shares represented by the old certificate have combined and converted. Stockholders who would like to exchange their old certificates for new certificates should contact our transfer agent, Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City Utah 84115 (telephone: (801) 484-7222; facsimile:
(801) 466-4122).

ACCOUNTING CONSEQUENCES

The par value per share of common stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced proportionally, based on the one-to-ten exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the amendment to our certificate of incorporation to effect the reverse split and the Company will not independently provide the stockholders with any such right.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE REVERSE STOCK SPLIT

The following is a summary of material U.S. federal income tax considerations of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, constructive sale or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of
Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws (including other U.S. federal tax laws). Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER OWN SITUATION AND THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code and is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earnings and profits of the Company. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor, and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged therefor.

No gain or loss will be recognized by us as a result of the reverse stock split.

REQUIRED CONSENT

The affirmative consent of the holders of a majority of the shares of the common stock, determined assuming conversion of issued and outstanding Series G Preferred Stock and Series H Preferred Stock into common stock, is required to approve the amendment to our certificate of incorporation effecting the reverse split. The Principal Stockholder, which held as of the Record Date a majority of the voting power represented by the outstanding Voting Securities, has consented to the Reverse Stock Split.

                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth, as of July 31, 2006 (except as noted), information concerning ownership of our common stock by (1) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock and includes applicable holders of our Series G Preferred Stock and Series H Preferred Stock, (2) each of our directors, (3) each of our executive officers who were serving as executive officers as of December 31, 2005 and (4) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. There were a total of 33,136,832 shares of our common stock, 81,000 shares of our Series G Preferred Stock and 5,250 shares of our Series H Preferred Stock issued and outstanding on July 31, 2006.

We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after July 31, 2006 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

           Name and Address of               Title of    Amount and Nature of
            Beneficial Owner                  Class       Beneficial Ownership Percent %
----------------------------------------- -------------- --------------------- ---------

Allan D. Keel(1,2)                            Common                2,343,680      6.62
                                             Series G                     600         *
E. Joseph Grady(2,3)                                                  680,834      2.02
Thomas R. Kaetzer(2, 11)                                              608,852      1.81
Tracy Price(2, 12)                                                    442,000      1.32
Thomas H. Atkins(2, 13)                                               208,500         *
Jay S. Mengle(2, 14)                                                  251,000         *
B. James Ford(4,5)
Skardon F. Baker(4,5)
Lee B. Backsen(2, 15)                                                  29,094         *
Lon McCain(2, 15)                                                      29,094         *
All current directors and officers            Common                4,630,554     12.45
as a group (11 persons)(6)                   Series G                     600         *
                                              Common               50,306,077     60.29
Oaktree Capital Management, LLC(3,4, 7)      Series G                  76,700     94.69
                                             Series H                   2,000     38.09
J. Virgil Waggoner(8,9)                       Common               16,174,799     40.32
                                             Series H                   3,000     57.14
Gregory P. Pipkin (10)                        Common                3,618,896      9.47
                                             Series G                     500         *

*    Denotes less than 1% of class beneficially owned

1. Reported common stock includes 120,000 shares held directly, 371,180 shares underlying convertible preferred stock, 30,000 shares underlying warrants to purchase common stock and options to acquire 1,822,500 shares of common stock that vested on February 28, 2006.

2. Stockholder's address is 480 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77060.

3. Reported common stock includes 73,334 shares held directly and options to acquire 607,500 shares of common stock that vested on February 28, 2006.

4. Excludes shares held by OCM GW Holdings, LLC, of which they disclaim beneficial ownership.

5. Stockholder's address is c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, Los Angeles, California 90071.

6. Includes 3,700,000 shares subject to currently exercisable warrants and options and 371,180 shares underlying convertible preferred stock.

7. Reported common stock includes 50,306,077 shares underlying Series G and Series H convertible preferred stock (including accrued dividends on the Series G Preferred Stock) and 106,667 shares held directly, in each case held directly by OCM GW Holdings, LLC. The reported shares are owned directly by OCM GW Holdings, LLC. OCM Principal Opportunities Fund III, L.P. ("Fund") and OCM Principal Opportunities Fund IIIA, L.P. ("Fund IIIA") are the direct beneficial owners of Holdings. Fund is the managing member of Holdings and Oaktree Capital Management LLC ("Oaktree") is the managing member of OCM Principal Opportunities Fund III GP, LLC ("Fund GP"), the general partner of the Fund and Fund IIIA. Although each of Fund, Fund IIIA, Fund GP and Oaktree may be deemed an indirect beneficial owner of the securities, each of them disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them.

8. Reported common stock includes 9,193,329 held directly, 4,285,715 shares underlying Series H convertible preferred stock, 2,675,755 shares underlying Series E convertible preferred stock (including accrued dividends thereon), and 20,000 shares subject to currently exercisable options. Stockholder granted OCM GW Holdings, LLC an irrevocable proxy and entered into Share Restriction Agreement on February 28, 2005, which currently applies only to class votes of the Series H Preferred Stock.

9.   Stockholder's address is 6605 Cypresswood Drive, Suite 250 Spring, Texas
     77379.

10. Stockholder's address is 11227 Smithdale Road, Houston, Texas 77024. Reported common stock includes 3,277,224 shares held directly, 309,316 shares of Common Stock that may be received upon conversion of Series G Convertible Preferred Stock beneficially owned by the reporting person, including shares of Common Stock that may be received upon conversion of accrued and unpaid dividends on the Series G Convertible Preferred Stock, and 32,356 shares of Common Stock owned by Core Natural Resources GP, LLC, of which reporting person is the sole member.

11. Reported common stock includes 296,226 shares held directly by Mr. Kaetzer, a total of 2,626 held by his wife (IRA Account), and 460,000 shares subject to currently exercisable options and warrants. Mr. Kaetzer, subsequent to December 31, 2005, resigned as an employee from the Company.

12. Reported common stock includes 37,000 shares held directly and 405,000 shares subject to options that vested on April 1, 2006.

13. Reported common stock includes 36,000 shares held directly and 172,500 shares subject to options that vested on April 1, 2006.

14. Reported common stock includes 38,500 shares directly held by Mr. Mengle, 10,000 shares held by his wife and 202,500 shares subject to options that vested on April 1, 2006.

15.  Reported common stock includes 29,094 shares held directly.

CHANGE OF CONTROL

On February 28, 2005, OCM GW Holdings, LLC purchased 81,000 shares of our Series G Preferred Stock and 2,000 shares of our subsidiary's Series A Preferred Stock for $42 million which was exchanged for our Series H Preferred Stock. As a result of the transactions OCM GW Holdings acquired over 50% of the voting power of our outstanding capital stock and is entitled to elect a majority of our Board.

                          MARKET PRICE OF COMMON STOCK

Our common stock, par value $0.001 per share, is traded over-the-counter (OTC) under the symbol "CXPI". At the time the reverse stock split becomes effective, we will commence trading under a new ticker symbol on the OTC. Fidelity Transfer Company, 1800 South West Temple, Suite 301, Box 53, Salt Lake City, Utah 84115,
(801) 484-7222, is the transfer agent for the common stock. The high and low trading prices for the common stock for each quarter in 2006, 2005 and 2004 are set forth below. The trading prices represent prices between dealers, without retail mark-ups, mark-downs, or commissions, and may not necessarily represent actual transactions. There can be no assurance that the per share price of our common stock will increase following the reverse stock split or that the reverse stock split will not decrease the aggregate market value of our equity capital.

                                                     High              Low
        2006                                         ----              ---
        ----
        First Quarter                                $ .97            $ .63
        Second Quarter                                 .89              .63
        Third Quarter (to July 31, 2006)               .71              .64

        2005
        ----
        First Quarter                                $1.49            $ .79
        Second Quarter                                1.21              .84
        Third Quarter                                 1.39              .84
        Fourth Quarter                                1.11              .85

        2004
        ----
        First Quarter                                 $.56             $.32
        Second Quarter                                 .56              .33
        Third Quarter                                  .85              .45
        Fourth Quarter                                 .94              .66

                          PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any additional proposals in this Information Statement.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household such materials, delivering a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Stephen W. Schoppe, assistant secretary of the Company, 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, by registered, certified or express mail.

By Order of the Board of Directors,

                                        /s/ Allan D. Keel
                                        -------------------------------------
         Houston, Texas                 Allan D. Keel,
         August 17, 2006                PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            CRIMSON EXPLORATION INC.

Crimson Exploration Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The name of the Corporation is Crimson Exploration Inc.

SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 13, 2005.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted a resolution by written consent setting forth a proposed amendment to the Corporation's Certificate of Incorporation.

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly adopted by written consent in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Certificate of Amendment was 33,136,832 shares of Common Stock, 81,000 shares of Series G Preferred Stock (the "Series G Stock"), which Series G Stock is convertible, in the aggregate, into 50,392,744 shares of Common Stock and votes on an as-if-converted into Common Stock basis, and 5,250 shares of Series H Preferred Stock (the "Series H Stock"), which Series H Stock is convertible, in the aggregate, into 7,500,001 shares of Common Stock and votes on an as-if-converted into Common Stock basis, together with the Common Stock. A majority of the shares of Common Stock represented by the outstanding shares of Common Stock and the outstanding shares of Series G Stock and Series H Stock (on an as-if-converted to Common Stock basis), voting together as a single class, consented to this Certificate of Amendment of the Certificate of Incorporation. The consent required was a majority of the shares of Common Stock represented by the outstanding shares of Common Stock and the outstanding shares of Series G Stock and Series H Stock (on an as-if-converted to Common Stock basis), voting together as a single class.

FIFTH: Accordingly, upon the effectiveness hereof, section 4.1 of the Corporation's Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

"The total number of shares of stock which the corporation shall have authority to issue is two hundred-ten million (210,000,000) shares, 200,000,000 of which shall be common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 of which shall be preferred stock, par value $0.01 per share (the "Preferred Stock"). Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate. Effective as of 5:00 p.m., Central Daylight Savings time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each 10 shares of the Common Stock issued and outstanding immediately prior to such time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock. No fractional shares shall be issued to any holder of Common Stock as a result of such combination and conversion, and any fractional shares resulting from such combination and conversion with respect to each such holder shall be rounded up to the nearest whole share of Common Stock. Accordingly, each holder of record of a certificate or certificates representing shares of Common Stock, as of the effective time of this Certificate of Amendment of the Certificate of Incorporation, shall be entitled to receive, upon surrender of such certificate or certificates, a certificate or certificates representing one share of Common Stock for every 10 shares of Common Stock represented by such certificates surrendered by such holder; provided, however, that no fractional shares of Common Stock shall be issued and any fractional shares shall be rounded to the next highest whole number of shares."

IN WITNESS WHEREOF, Crimson Exploration Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this _______ day of __________, 2006.

CRIMSON EXPLORATION INC.
By:

    -------------------------------------------
Name:
Title: